Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 29, 2014, in the Registration Statement (Form F-1) and the related Prospectus of Kimree, Inc. dated September 29, 2014.

/s/Ernst & Young Hua Ming LLP
Guangzhou, the People’s Republic of China
September 29, 2014